Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,001,270
Unrealized Gain (Loss) on Market Value of Futures	(5,783,050)
Dividend Income	2,213
Interest Income	918
ETF Transaction Fees	700
Total Income (Loss)	$(4,777,949)

Expenses
General Partner Management Fees	$60,447
SEC & FINRA Registration Expense	7,685
Audit Fees	6,960
Brokerage Commissions	2,798
NYMEX License Fee	1,511
Tax Reporting Fees	1,214
Non-interested Directors' Fees and Expenses	1,080
Prepaid Insurance Expense	931
Total Expenses	$82,626
Net Income (Loss)	$(4,860,575)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/12	$120,272,204
Additions (450,000 Units)	18,835,331
Withdrawals (450,000 Units)	(19,111,636)
Net Income (Loss)	(4,860,575)

Net Asset Value End of Month	$115,135,324
Net Asset Value Per Unit (2,850,000 Units)	$40.40

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2012 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612